Exhibit 10.4

“EXPLOITATION AGREEMENT”

EXPLOITATION AMENDMENT (THIRD AMENDMENT) TO THE CONTRACT MINING

SERVICES AND MINERAL PRODUCTION AGREEMENT

THIS EXPLOITATION AMENDMENT, being the THIRD Amendment TO THE CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT (The “Operating Agreement”), is made and entered into this Fifteen (15th) day of May, 2013 by and among DYNARESOURCE DE MEXICO, S.A. DE C.V., hereinafter referred to as “DYNAMEXICO”); and MINERAS DE DYNARESOURCE, S.A. DE C.V., represented hereto by Mr. German Perez Alaniz, holding the Power of Attorney for Administrative Acts of the Company (hereinafter referred to as “MINERAS”).

WITNESSETH:

WHEREAS, DYNAMEXICO and MINERAS entered into a Contract Mining Services and Mineral Production Agreement (the “Operating Agreement”) dated as of April 15, 2005, and The FIRST AMENDMENT to the Operating Agreement on September 15, 2006, further amended by the SECOND AMENDMENT to the Operating Agreement dated July 15, 2011; and pursuant to which DYNAMEXICO engaged MINERAS to render the Mining Services described in Schedule A of the Operating Agreement, as amended by the First, and Second Amendments to said Operating Agreement as described herein, whereby the parties established the manner in which MINERAS were to exclusively operate and conduct the Subject Business (Mining Services, Milling services, Maintenance Services, Geology Services, Engineering Services, Transportation / Trucking Services, Administrative Services, Management of Personnel, Support, as well as other related services, hereinafter referred to as “the services”); And,

WHEREAS, with the knowledge of current Shareholders of DYNAMEXICO, and the various positions and discussions between the Shareholders of DYNAMEXICO; MINERAS has been named the exclusive Operating Entity for the Project San Jose de Gracia, and MINERAS is to be maintained as the Exclusive Operating Entity entitled to Exploit the San Jose de Gracia Mines and provide the inherent services; And,

WHEREAS, per the services to be rendered, certain operational costs, including but not limited to; the continued maintenance of the Property, maintaining Mining Concessions and other inherent services to the upkeep of the Mine, as well as costs related exclusively to the exploitation and further development of the Mine, with additional consideration given to further exploration of the Project Area, have arisen which make it imperative for MINERAS to restructure the Agreement with DYNAMEXICO in order to provide for the Financing for such costs and expenditures as previously discussed and negotiated with DYNAMEXICO; And,

WHEREAS, the parties desire to further amend the Mining Services and Mineral Production Agreement (the “Operating Agreement”) in the manner hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises contained herein, the parties agree as follows:

1.	Defined Terms. Except as expressly provided herein, all the terms used herein shall have the respective meanings set forth in the original MINING SERVICES AND MINERAL PRODUCTION AGREEMENT and its First and Second Amendments.

2.	Certain definitions contained under Schedule B of the original Agreement as amended by the first amendment to said agreement, is hereby again amended to read as follows:

“Schedule B

“Compensation”

DYNAMEXICO shall pay to MINERAS, in consideration for the Execution of the Mining Services set out in Schedule A hereto, and subsequent to the reimbursement by DYNAMEXICO to Mineras for all Costs incurred by Mineras under the terms of this Agreement, a Management Fee equal to:

(A) Reimbursement of all costs incurred by Mineras under the terms of this Exploitation Amendment Agreement, such Costs incurred by Mineras and to be charged by billing from Mineras to DynaMexico; Including, but not limited to: payment of costs and expenses, fees, consulting costs, sub-contacts, equipment costs, rentals, surcharges, personnel payments and other related and inherently derived from the services of the execution of the Mining Services and Milling Services, and Exploration Costs to be provided in the San José de Gracia Project;

(B) After Item A above; 75% (Seventy-Five percent) of the Total Revenue Amounts Received from the sale of Any and All Minerals Produced, Extracted, or Sold from the San Jose de Gracia Property; to the point that Mineras has recovered 200% (Two Hundred Percent) of Monies Invested by MINERAS; And,

(C) After Items A and B above; 50% (Fifty Percent) of the Total Revenue Amounts Received from the sale of Any and All Minerals Produced, Extracted, or Sold from the San Jose de Gracia Property; After MINERAS has recovered 200% (Two Hundred Percent) of Monies Invested by MINERAS, and through the remaining term of this Exploitation Agreement;

Likewise, a Net Smelter Return (hereinafter the “2.5 % NSR”) of 2.5% (Two and One Half Percent) is hereby imposed in favor of MINERAS in retribution and compensation of their services. Said 2.5 % NSR will apply to 100% (One Hundred Percent) of Any and All Mineral Sales from the San José de Gracia Project, and shall continue for the Term of the Exploitation Agreement unless otherwise may be agreed in writing by MINERAS.”

3.	MISCELLANEOUS PROVISIONS

3.01 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopy (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below:

If to DYNAMEXICO:

Sierra Grande #134

Fraccionamiento Lomas de Mazatlán

Mazatlán, Sinaloa, México 82110

52-669-983-6625 / 52-669-986-1306

Attention:	Dr. Jose Vargas Lugo; President of Operations – Mexico;

If to MINERAS:

Enrique Dunant Y 5 de Mayo

# 963 L- 3

Fraccionamiento Los Parques

Guamuchil, Sinaloa México 81400

52-673-732-9325 / 52-673-734-0920

Attention: Mr. German Perez Alaniz, Legal Representative.

3.02 Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Sinaloa, Mexico, for any Actions arising out of or relating to this Agreement, (and agree not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement, in the courts of the City of Mazatlán, in the State of Sinaloa, Mexico, and to the norms set forth by the Commerce Code and Civil Code of such venue, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.”

3.03 Governing Law. This Agreement will be construed in accordance with and governed by the laws of Mexico, specifically, the Commerce and Civil Codes of the State of Sinaloa, Mexico, without regard to conflicts of laws principles thereof.

3.04 Waiver. The rights and remedies of the parties to the original Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under said Agreement will operate as a waiver of any right, power or privilege under this Amendment, and no single or partial exercise of any right, power or privilege under this Amendment will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege under this Amendment or its original Agreement from it derives thereto. To the maximum extent permitted by Law, (a) no claim or right arising out of this Amendment and/or its original Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or noncompliance; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Amendment or its original Agreement from which it derives.

3.05 Entire Amendment and Modification. This Amendment constitutes a complete and exclusive statement of the terms of the original agreement to be modified between the parties with respect to the subject matter contained herein, and supersedes all prior amendments of the original agreement between the parties with respect to the items defined and modified hereto and thereto.

3.06 No Oral Modification. This Amendment may not be amended except by a written agreement executed by the parties to be charged with the amendment. Any attempted amendment in violation of this Section 3.06 will be void ab initio.

3.07 Severability. If any provision of this Amendment and/or in regards to the original Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.08 Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which together will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, this Exploitation Amendment (THIRD AMENDMENT) to the CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT (“Operating Agreement”) has been duly executed and delivered by the duly authorized officers of DYNAMEXICO and MINERAS as of the date first written above.

DynaResource de México, S.A. de C.V.	Mineras de DynaResource, S.A. de C.V.